Exhibit 99.1

DraftKings Completes Acquisition of Jackpocket

Unlocks Access to the U.S. Digital Lottery Industry and Significant Cross-Sell Capabilities

BOSTON & NEW YORK, May 23, 2024 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced the completion of its previously announced proposed acquisition of JackPocket Inc. (“Jackpocket”), the leading digital lottery app in the United States.

“Today we are announcing the completion of our acquisition of Jackpocket, and the commencement of our value creation plan,” said Jason Robins, CEO and Co-Founder of DraftKings. “We are well-prepared to quickly launch cross-sell programs, further improve customer acquisition efficiency, and continue to innovate and differentiate with our overall product portfolio for our customers. We look forward to continuing to deliver enhanced value to our customers and shareholders as we integrate Jackpocket into the DraftKings ecosystem.”

Jackpocket is renowned for its innovative digital lottery services, robust technology infrastructure, and strong brand presence. This acquisition empowers DraftKings to tap into the expansive U.S. lottery vertical, while expanding its position in sportsbook and iGaming by enhancing customer lifetime value and bolstering customer acquisition capabilities.

“The completion of the acquisition represents an exciting new chapter for Jackpocket and DraftKings alike,” said Peter Sullivan, CEO of Jackpocket. “Together, we are confident that we will be even more capable of helping lotteries fulfill their mission of delivering revenue back to the beneficiaries they support. DraftKings’ proven reach and cutting-edge mobile platforms will continue to allow us to drive growth and innovation in the digital lottery vertical.”

With the acquisition now complete, DraftKings is focused on integrating Jackpocket into its operations and leveraging synergies to drive sustained growth and value creation. The Company remains committed to delivering an exceptional experience to its customers while advancing its mission of responsibly providing safe, innovative, and engaging real-money gaming offerings.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 27 states and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in three states under its Golden Nugget Online Gaming brand. DraftKings owns Jackpocket, the leading digital lottery app in the United States. DraftKings’ daily fantasy sports product is available in 44 states, certain Canadian provinces, and the United Kingdom. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NHL, PGA TOUR, and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates both DraftKings Network and Vegas Sports Information Network (VSiN), to provide a multi-platform content ecosystem with original programming. DraftKings is committed to being a responsible steward of this new era in real-money gaming with a Company-wide focus on responsible gaming and corporate social responsibility.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company, Jackpocket and their respective industries that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, the risk that DraftKings’ acquisition of Jackpocket disrupts current plans or operations; the ability to recognize the anticipated benefits of DraftKings’ acquisition of Jackpocket; DraftKings’ ability to execute its business plans and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to online gaming, digital lottery courier or similar businesses; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, lottery and software industries in the jurisdictions in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on DraftKings management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Media Contacts

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